Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 1 dated August 14, 2026 relating to the Common Stock, par value $.01 per share, of THE HAIN CELESTIAL GROUP, INC. shall be filed on behalf of the undersigned.

CASTLEKNIGHT MASTER FUND LP By: CastleKnight Fund GP LLC, its general partner By: Weitman Capital LLC, its managing member By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

CASTLEKNIGHT FUND GP LLC By: Weitman Capital LLC, its managing member By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

CASTLEKNIGHT MANAGEMENT LP By: CastleKnight Management GP LLC, its general partner By: Weitman Capital LLC, its managing member By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

CASTLEKNIGHT MANAGEMENT GP LLC By: Weitman Capital LLC, its managing member By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

WEITMAN CAPITAL LLC By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

AARON WEITMAN By: /s/ Aaron Weitman